MEDIA CONTACTS:                                    INVESTOR CONTACT:
--------------                                     -----------------
SUSAN JABLONSKI                                    PATRICK DONOGHUE
CCC INFORMATION SERVICES INC.                      CCC INFORMATION SERVICES INC.
312-229-2830                                       312-229-2984

MICHELLE MICHAEL
KETCHUM/CTC CHICAGO
312-224-9283

                    CCC INFORMATION SERVICES GROUP INC. POSTS
                   STRONG FOURTH QUARTER OPERATING PERFORMANCE

CHICAGO, FEBRUARY 7, 2002 - CCC Information Services Group Inc. (Nasdaq: CCCG), a leading provider of software and other technology to the automobile-claims and collision-repair industries, today reported net income from continuing operations, before non-recurring charges, of $3.0 million, or $0.13 per share, for the fourth quarter ended December 31, 2001 compared with a net loss of $13.0 million, or $0.60 per share, in the same quarter of 2000. Under GAAP (generally accepted accounting principles) reporting standards, the Company recorded a net loss of $3.5 million or $0.16 per share for the fourth quarter, compared with a net loss of $23.4 million or $1.08 per share in the same period a year ago.

Operating income, before non-recurring charges, rose to $7.3 million in the fourth quarter, compared with a loss of $3.7 million in the same quarter of 2000. Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), before non-recurring charges, increased to $10.0 million compared with $6.7 million in the third quarter and negative $480,000 in the fourth quarter a year ago.

Revenues from the Company's U.S. business in the fourth quarter of 2001 increased 5.7% from the fourth quarter a year ago, rising from $45.2 million to $47.8 million. CCC made the decision to exit its international operations in the second quarter of 2001.

"CCC posted its second consecutive quarter of improved financial performance," said Githesh Ramamurthy, chairman and chief executive officer of CCC Information Services Inc. "While the non-recurring charges taken contributed to a net loss for the quarter, it is clear that -- on an operating basis -- we have restored CCC to a company that generates consistent cash flows with a much lower expense base."

During the quarter, the Company recorded a pre-tax charge of $4.3 million as an estimate of the amount that CCC will contribute toward the potential settlement of the largest of the class action lawsuits related to the Company's total loss valuation product. Upon completion of the anticipated settlement, this would resolve potential claims arising out of approximately 30 percent of the Company's total transaction volume during the time period covered by the lawsuit. This settlement would extinguish 14 of the 21 class action suits pending against the Company related to total loss. The Company currently anticipates that the proposed settlement would include a resolution of any potential claims for indemnification or contribution by its customers relating to the transactions covered by the settlement.

Additionally, together with one of the Company's largest customers, Nationwide Mutual Insurance Company, CCC has entered into an agreement to settle another of these class action lawsuits. The settlement agreement, which is contingent on court approval, does not require any cash contribution by CCC. The company has agreed, however, for a period of three years, as part of the settlement, to additional procedures for collecting and supplementing information to update and further verify the condition adjustment used in the total loss valuation product. The Company estimates that the cost of these activities would not have a material impact on operating cash flow. The details of this proposed settlement are outlined in our Form 8-K filed this morning.

There is, of course, no assurance that the settlements will be successfully completed or, if completed, that the final settlements will be on the terms or levels of participation outlined above. There is also no assurance that existing or potential claims arising out of the remainder of the Company's total loss transaction volume could be settled on comparable terms.

"We believe that these settlements will address a substantial portion of our total loss transaction volume represented in the class action lawsuits and will resolve the majority of the class action suits pending against the company. CCC will not be admitting liability in connection with either settlement; rather, CCC wishes to avoid the expense and burden of extended litigation," said Ramamurthy. "Indeed, we continue to stand firmly behind the total loss product and we believe our product is a superior methodology for delivering fast, fair local market values."

As a result of the successful restructuring that occurred earlier in the year, the Company has also taken an additional charge of $4.3 million to write off excess office space in Chicago. This is expected to reduce the company's overall annual expense run rate by roughly $1.8 million per year.

In the fourth quarter, CCC's net debt level was reduced to $6.8 million from $36.0 million at the end of the third quarter and a high of $43.8 million reached during the second quarter of 2001. The debt reduction, in part, reflected the successful completion of a $20 million rights offering while the remaining reduction was attributable to cash flows generated from operations. The Company also closed a new $30 million revolving credit facility with LaSalle Bank and Harris Bank during the quarter.

For full-year ended December 31, 2001:

     o CCC's full-year U.S. revenues climbed 5.3% to $186.3 million from $176.9 million. Consolidated revenues (including the exited international operations) rose 1.8 % to $187.9 million from $184.6 million.

     o U.S. revenues continued to grow at an average of 5-6% per year with products like Electronic Direct Repair, Auditing, and Recycled Parts Service growing on average greater than 30% per year.

     o The Automotive Services Group continued to demonstrate strong growth with revenue growth of approximately 10% per year.

     o The Company's net loss for the year, before non-recurring charges, was $6.9 million or $0.32 per share compared with a net loss of $21.7 million, or $1.00 per share in 2000.

     o After the aforementioned charges, under GAAP, the Company reported a loss of $1.39 per share for the full-year 2001, compared to a loss of $0.42 in the same period a year ago.

 "Today, CCC is a greatly improved company with solid momentum and a strong financial position moving into 2002," said Reid Simpson, chief financial officer "Our plans anticipate continued success and strength:

     o    Revenue growth in line with our U.S. growth trends of 2001,

     o Operating income and EBITDA performance in-line with fourth quarter 2001 results before non-recurring charges, and

     o    Strong positive cash flows throughout the year."

ABOUT CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication amongst 14,600 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit our Web site at www.cccis.com.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company's filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements, and startup businesses are inherently uncertain. Specific factors that might cause actual results to differ from our expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company's obligations, the outcome of certain legal proceedings, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.


                                       ###

                       CCC INFORMATION SERVICES GROUP INC.
                         CONSOLIDATED OPERATING RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                 THREE MONTHS ENDED               YEAR ENDED
                                                     DECEMBER 31,                DECEMBER 31,
                                                       2001           2000         2001          2000
                                                     ---------     ---------     ---------     ---------
Revenues:
  CCC U.S.                                           $  47,776     $  45,201     $ 186,259     $ 176,889
  CCC International                                         55         1,499         1,682         7,752
                                                     ---------     ---------     ---------     ---------
Net revenue                                             47,831        46,700       187,941       184,641
                                                     ---------     ---------     ---------     ---------
Expenses:
  Production and customer support                        7,325         9,775        32,498        41,449
  Commissions, royalties and licenses                    2,593         2,514        10,129        13,512
  Selling, general and administrative                   21,511        23,270        90,892        86,663
  Depreciation and amortization                          2,687         3,196        11,820        11,499
  Product development and programming                    6,394         7,820        30,429        27,895
  Restructuring charges                                  4,300         6,017        10,499         6,017
  Litigation settlement                                  4,250           950         4,250         2,375
                                                     ---------     ---------     ---------     ---------
Total operating expenses                                49,060        53,542       190,517       189,410
                                                     ---------     ---------     ---------     ---------

Operating income (loss)                                 (1,229)       (6,842)       (2,576)       (4,769)

Interest expense                                        (2,096)         (882)       (5,680)       (3,135)
Other income (expense), net                             (1,651)          354          (920)        5,101
Gain on exchange of investment securities                   --            --            --        18,437
Loss on investment securities and note receivable           --            --       (27,595)           --
CCC Capital Trust minority interest expense               (427)           --        (1,371)           --
Equity in losses of ChoiceParts investment                (334)       (1,283)       (2,486)       (2,071)
                                                     ---------     ---------     ---------     ---------
Income(loss) from continuing operations                 (5,737)       (8,653)      (40,628)       13,563
  before income taxes
Income tax benefit (provision)                           1,213        (3,328)       18,329        (3,452)
                                                     ---------     ---------     ---------     ---------
Income(loss) from continuing operations
  before equity losses                                  (4,524)      (11,981)      (22,299)       10,111
Equity in net losses of affiliate                           --        (7,684)       (2,354)      (15,650)
                                                     ---------     ---------     ---------     ---------
Income(loss) from continuing operations                 (4,524)      (19,665)      (24,653)       (5,539)
Income(loss) from discontinued operations, net of        1,010        (3,768)       (5,972)       (3,704)
  tax                                                ---------     ---------     ---------     ---------
Net income(loss)                                     $  (3,514)    $ (23,433)    $ (30,625)    $  (9,243)
                                                     =========     =========     =========     =========

PER SHARE DATA:

Income(loss) per common share - basic from:
Continuing operations                                $   (0.20)    $   (0.91)    $   (1.12)    $   (0.25)
Discontinued operations                                   0.04         (0.17)        (0.27)        (0.17)
                                                     ---------     ---------     ---------     ---------
Income(loss) per common share - basic                $   (0.16)    $   (1.08)    $   (1.39)    $   (0.42)
                                                     =========     =========     =========     =========

Income(loss) per common share - diluted from:
Continuing operations                                $   (0.20)    $   (0.91)    $   (1.12)    $   (0.25)
Discontinued operations                                   0.04         (0.17)        (0.27)        (0.17)
                                                     ---------     ---------     ---------     ---------
Income(loss) per common share - diluted              $   (0.16)    $   (1.08)    $   (1.39)    $   (0.42)
                                                     =========     =========     =========     =========

Weighted average common shares outstanding

 - Basic                                                22,480        21,687        21,967        21,851
                                                     =========     =========     =========     =========
 - Diluted                                              22,480        21,687        21,967        21,851
                                                     =========     =========     =========     =========


                       CCC INFORMATION SERVICES GROUP INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                                    DECEMBER 31,        DECEMBER 31,
                                                                                                       2001                2000
                                                                                                       ----                ----
                                    ASSETS
Cash ...........................................................................................      $     766         $     912
Accounts receivable (net of reserves of $2,288 and $3,271
    at December 31, 2001 and December 31, 2000, respectively)                                            11,346            16,867
Current portion deferred income taxes ..........................................................          5,322                --
Other current assets ...........................................................................          6,461             5,212
                                                                                                    -----------         ---------
  Total current assets .........................................................................         23,895            22,991
Property and equipment (net of accumulated depreciation of $25,376                                       13,487            21,812
  and $32,141 at December 31, 2001 and December 31, 2000, respectively)
Goodwill (net of accumulated amortization of $11,562 and $15,312
    at December 31, 2001 and December 31, 2000, respectively)                                             4,896             7,224
Deferred income taxes ..........................................................................         18,587             8,004
Investments ....................................................................................            302            23,764
Notes receivable ...............................................................................             --             5,257
Other assets ...................................................................................          1,027               788
Net assets of discontinued operations ..........................................................             --             4,848
                                                                                                    -----------         ---------
  Total assets .................................................................................      $  62,194         $  94,688
                                                                                                    ===========         =========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Book overdraft .................................................................................      $   1,205         $   8,682
Accounts payable ...............................................................................          7,658            15,309
Accrued expenses ...............................................................................         28,570            19,153
Income taxes payable ...........................................................................             --               375
Current portion of long-term debt ..............................................................            421               314
Deferred revenues ..............................................................................          6,297             4,044
                                                                                                    -----------         ---------
  Total current liabilities ....................................................................         44,151            47,877
Long-term debt .................................................................................          7,145            42,000
Deferred revenues ..............................................................................             66               120
Other liabilities ..............................................................................          3,737             2,573
Net liabilities of discontinued operations .....................................................            536                --
                                                                                                    -----------         ---------
  Total liabilities ............................................................................         55,635            92,570
                                                                                                    -----------         ---------
Preferred Securities in CCC Capital Trust ......................................................         13,370                --
                                                                                                    -----------         ---------
Common stock ($0.10 par value, 40,000,000 shares authorized, 25,503,567 and
  21,759,279 shares issued and outstanding at December 31, 2001 and December
  31, 2000, respectively) ......................................................................          2,967             2,593
Additional paid-in capital .....................................................................        124,188           103,279
Accumulated deficit ............................................................................        (85,587)          (54,962)
Accumulated other comprehensive loss ...........................................................            (10)             (423)
Treasury stock, at cost ($0.01 par value, 4,286,665 common shares in treasury
  at December 31, 2001and December 31, 2000) ...................................................        (48,369)          (48,369)
                                                                                                    -----------         ---------
  Total stockholders' equity (deficit) .........................................................         (6,811)            2,118
                                                                                                    -----------         ---------
  Total liabilities and stockholders' equity (deficit) .........................................      $  62,194         $  94,688
                                                                                                    ===========         =========

                   CCC INFORMATION SERVICES GROUP INC.
              PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                UNAUDITED
                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                   FOURTH QUARTER 2001                 FOURTH QUARTER 2000
                                                           -----------------------------------------------------------------------
                                                               As   Non-Recurring     As            As     Non-Recurring     As
                                                           Reported  Adjustments   Adjusted      Reported    Adjustments  Adjusted
                                                           --------  -----------   --------      --------    ----------- ---------
CCC U.S. Revenue                                          $ 47,776    $      --    $ 47,776     $  45,201    $      --    $  45,201
CCC International Revenue                                       55           --          55         1,499           --        1,499
                                                           --------  -----------   --------      --------    -----------  ---------
     Total Revenues                                         47,831           --      47,831        46,700           --       46,700

Expenses:
       Production and customer support                       7,325           --       7,325         9,775           --        9,775
       Commissions, royalties and licenses                   2,593           --       2,593         2,514           --        2,514
       Selling, general and administrative                  21,511           --      21,511        23,270        3,800F      27,070
       Depreciation and amortization                         2,687           --       2,687         3,196           --        3,196
       Product development and programming                   6,394           --       6,394         7,820           --        7,820
       Restructuring charges                                 4,300       (4,300)B        --         6,017       (6,017)G         --
       Litigation settlement                                 4,250       (4,250)A        --           950         (950)H         --
                                                           --------  -----------   --------      --------    -----------  ---------
Total operating expenses                                    49,060       (8,550)     40,510        53,542       (3,167)      50,375
                                                           --------  -----------   --------      --------    -----------  ---------
Operating income (loss)                                     (1,229)       8,550       7,321        (6,842)       3,167       (3,675)
Interest expense                                            (2,096)       1,424C       (672)         (882)          --         (882)
Other income (expense), net                                 (1,651)       1,682D         31           354           --          354
CCC Capital Trust minority interest expense                   (427)          --        (427)           --           --           --
Gain on exchange of investment securities                       --           --          --            --           --           --
Loss on investment securities and note                          --           --          --            --           --           --
Equity in losses of ChoiceParts                               (334)          --        (334)       (1,283)          --       (1,283)
                                                          --------     --------     --------     --------     --------     --------
Income (loss) from continuing operations
 before income taxes                                        (5,737)      11,656       5,919        (8,653)       3,167       (5,486)
Income tax benefit (provision)                               1,213       (4,131)     (2,918)       (3,328)       3,525          197
                                                          --------     --------     --------     --------     --------     --------
Income (loss) from continuing operations
  before equity losses                                      (4,524)       7,525       3,001       (11,981)       6,692       (5,289)
Equity in loss of Enterstand                                    --           --          --        (7,684)          --       (7,684)
                                                          --------     --------     --------     --------     --------     --------
Income (loss) from continuing operations                    (4,524)       7,525       3,001       (19,665)       6,692      (12,973)
  before equity losses
Income (loss) from discontinued operations, net of tax       1,010       (1,010)E        --        (3,768)          --       (3,768)
                                                          --------     --------     --------     --------     --------     --------
Net income (loss) applicable to common stock              $ (3,514)    $  6,515     $ 3,001      $(23,433)    $  6,692     $(16,741)
                                                          ========     ========     ========     ========     ========     ========

EARNINGS PER SHARE:
Income per common share--basic from:
      Continuing Operations                               $  (0.20)    $   0.33     $  0.13      $  (0.91)    $   0.31     $  (0.60)
      Discontinued Operations                                 0.04     $  (0.04)         --         (0.17)    $     --        (0.17)
                                                          --------                  --------                               --------
Income (loss) per common share -- basic                   $  (0.16)    $   0.29     $  0.13      $  (1.08)    $   0.31     $  (0.77)
                                                          ========                  ========     ========                  ========
Income per common share--diluted from:
      Continuing Operations                               $  (0.20)    $   0.33     $  0.13      $  (0.91)    $   0.31     $  (0.60)

      Discontinued Operations                                 0.04     $  (0.04)         --         (0.17)    $     --        (0.17)
                                                          --------                  --------     --------                  --------
Income (loss) per common share -- diluted                 $  (0.16)    $   0.29     $  0.13      $  (1.08)    $   0.31     $  (0.77)
                                                          ========                  ========     ========                  ========
Weighted average shares outstanding:
      Basic                                                 22,480                   22,480        21,687                    21,687

      Diluted                                               22,480                   22,480        21,687                    21,687




Notes to Pro-Forma Income Statement

A Reflects a charge of $4.3 million related to settlement costs of a litigation matter involving the Company's total loss product.
B Reflects a restructuring charge of $4.3 million for the write-off of the 233 N. Michigan Ave. facility, net of expected sublease income.
C Reflects $1.4 million for the write-off of deferred financing fee assets recorded in conjunction with entering a new credit facility in November 2001.
D 1.) Reflects $1.0 million of non-cash charges recorded in conjunction with the decision to shut-down CCC International, net of gains on asset sales.
     2.) Reflects $1.1 million of charges to write-off an investment and an associated Note Receivable and accrued interest deemed uncollectable.
     3.)   Reflects a $0.5 million gain on the settlement of a previously written-off Note Receivable with Insurquote.
E Income of $1.0 million related to the final wind down of our claims outsourcing business.
F 1.) Reflects $0.8 million of bad debt expense recorded in conjunction with the decision to shut-down CCC International's D.W. Norris business in December 2000. 2.) Reflects $4.6 million gain related to the final resolution of previously accrued expenses associated with a vendor agreement focused on technology testing and roll-out of certain products and services in fourth quarter 2000.
G Reflects $6.0 million charge related to the shut-down of CCC International's D.W. Norris business in December 2000.
H Reflects a charge of $1.0 million related to settlement costs of a litigation matter with American Salvage Pool Association in fourth quarter 2000.

                       CCC INFORMATION SERVICES GROUP INC.
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                    UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           Fiscal Year 2001                       Fiscal Year 2000
                                              -------------------------------------     -------------------------------------
                                                 As        Non-Recurring      As           As        Non-Recurring      As
                                              Reported      Adjustments    Adjusted     Reported      Adjustments    Adjusted
                                              --------     -------------   --------     --------     -------------   --------
CCC U.S. Revenue                              $ 186,259    $       -       $ 186,259    $ 176,889    $       -       $  176,889
CCC International Revenue                         1,682            -           1,682        7,752            -            7,752
                                              ---------    -------------   ---------    ---------    -------------   ----------
   Total Revenues                               187,941            -         187,941      184,641            -          184,641

Expenses:
    Production and customer support              32,498            -          32,498       41,449            -           41,449
    Commissions, royalties and licenses          10,129            -          10,129       13,512       (1,900) I        11,612
    Selling, general and administrative          90,892            -          90,892       86,663        3,800  F        90,463
    Depreciation and amortization                11,820            -          11,820       11,499            -           11,499
    Product development and programming          30,429            -          30,429       27,895            -           27,895
    Restructuring charges                        10,499      (10,499) B            -        6,017       (6,017) G             -
    Litigation settlement                         4,250       (4,250) A            -        2,375       (2,375) H             -
                                              ---------    -------------   ---------    ---------    -------------   ----------
Total operating expenses                        190,517      (14,749)        175,768      189,410       (6,492)         182,918
                                              ---------    -------------   ---------    ---------    -------------   ----------
Operating income (loss)                          (2,576)      14,749          12,173       (4,769)       6,492            1,723

Interest expense                                 (5,680)       1,424  C       (4,256)      (3,135)           -           (3,135)
Other income (expense), net                        (920)       1,682  D          762        5,101       (4,100) J         1,001
CCC Capital Trust minority interest expense      (1,371)           -          (1,371)           -            -                -
Gain on exchange of investment securities             -            -               -       18,437      (18,437) K             -
Loss on investment securities and note          (27,595)      27,595  L            -            -            -                -
Equity in losses of ChoiceParts                  (2,486)           -          (2,486)      (2,071)           -           (2,071)
                                              ---------    -------------   ---------    ---------    -------------   ----------
Income (loss) from continuing operations
   before income taxes                          (40,628)      45,450           4,822       13,563      (16,045)          (2,482)
Income tax benefit (provision)                   18,329      (20,706)         (2,377)      (3,452)       3,541               89
                                              ---------    -------------   ---------    ---------    -------------   ----------
Income (loss) from continuing operations
   before equity losses                         (22,299)      24,744           2,445       10,111      (12,504)          (2,393)
Equity in loss of Enterstand                     (2,354)           -          (2,354)     (15,650)           -          (15,650)
                                              ---------    -------------   ---------    ---------    -------------   ----------
Income (loss) from continuing operations        (24,653)      24,744              91       (5,539)     (12,504)         (18,043)
Income (loss) from discontinued
  operations, net of tax                         (5,972)      (1,010) E       (6,982)      (3,704)           -           (3,704)
                                              ---------    -------------   ---------    ---------    -------------   ----------
Net income (loss) applicable to
   common stock                               $ (30,625)   $  23,734       $  (6,891)   $  (9,243)   $ (12,504)      $  (21,747)
                                              =========    =============   =========    =========    =============   ==========
EARNINGS PER SHARE:

Income per common share--basic from:
    Continuing Operations                     $   (1.12)   $    1.12       $       -    $   (0.25)   $   (0.58)      $    (0.83)
    Discontinued Operations                       (0.27)   $   (0.05)          (0.32)       (0.17)   $       -            (0.17)
                                              ---------                    ---------    ---------                    ----------
Income (loss) per common share -- basic       $   (1.39)   $    1.07       $   (0.32)   $   (0.42)   $   (0.58)      $    (1.00)
                                              =========                    =========    =========                    ==========
Income per common share--diluted from:
    Continuing Operations                     $   (1.12)   $    1.12       $       -    $   (0.25)   $   (0.58)      $    (0.83)
    Discontinued Operations                       (0.27)   $   (0.05)          (0.32)       (0.17)   $       -            (0.17)
                                              ---------                    ---------    ---------                    ----------
Income (loss) per common share -- diluted     $   (1.39)   $    1.07       $   (0.32)   $   (0.42)   $   (0.58)      $    (1.00)
                                              =========                    =========    =========                    ==========
Weighted average shares outstanding:
    Basic                                        21,967                       21,967       21,851                        21,851
    Diluted                                      21,967                       21,967       21,851                        21,851

Notes to Pro-Forma Income Statement
A Reflects a charge of $4.3 million related to settlement costs of a litigation matter involving the Company's total loss product.
B    1.)  Reflects a restructuring charge of $4.3 million for the write-off of the 233 N. Michigan Ave. facility, net of expected sublease income.
     2.) Reflects a charges of $2.8 million and $3.4 million recorded in the second quarter of 2001 for severance and outplacement costs associated with the decisions to restructure CCC US operations and wind down CCC International, respectively.
C Reflects $1.4 million for the write-off of deferred financing fee assets recorded in conjunction with entering a new credit facility in November 2001.
D    1.)  Reflects $1.0 million of non-cash charges recorded in conjunction with the decision to shut-down CCC International, net of gains on asset sales.
     2.) Reflects $1.1 million of charges to write-off an investment and an associated Note Receivable and accrued interest deemed uncollectable.
     3.) Reflects a $0.5 million gain on the settlement of a previously written-off Note Receivable with Insurquote.
E Income of $1.0 million related to the final wind down of our claims outsourcing business.
F    1.)  Reflects $0.8 million of bad debt expense recorded in conjunction with the decision to shut-down CCC International's D.W. Norris business in December 2000.
     2.) Reflects $4.6 million gain related to the final resolution of previously accrued expenses associated with a vendor agreement focused on technology testing and roll-out of certain products and services in fourth quarter 2000.
G Reflects $6.0 million charge related to the shut-down of CCC International's D.W. Norris business in December 2000.
H    1.)  Reflects a charge of $1.0 million related to settlement costs of a litigation matter with American Salvage Pool Association in fourth quarter 2000.
     2.) Reflets $1.4 million related to settlement costs of an arbitration proceeding captioned Autobody Software Solutions, Inc. v. CCC Information Services Inc.
I Reflects a charge of $1.9 million recorded in the third quarter of 2000 in connection with the write-off of impaired prepaid marketing fees.
J Reflects $4.1 million gain recorded in the first quarter of 2000 on the termination of the sales and marketing agreement between InsurQuote Systems, Inc. and CCC.
K Reflects $18.4 million gain in the second quarter of 2000 in connection with the exchange of our equity investment in InsurQuote securities for ChannelPoint common stock.
L Reflects a loss of $27.6 million recorded in the second quarter of 2001 related to the write-off of the investment in ChannelPoint, including a $4.9 million allowance related to a note receivable plus accrued interest.